UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 24, 2010

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382
(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)

Mintflower Place, 4th floor
8 Par-La-Ville Rd, Hamilton, Bermuda		HM 08
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On May 24, 2010, Central European Media Enterprises Ltd. (“CME”) and its wholly owned subsidiary CME Investments B.V. entered into a sale and purchase agreement with Mr. Adrian Sarbu, CME’s President and Chief Executive Officer and a member of its Board of Directors, and completed the acquisition of Mr. Sarbu’s ownership interests of approximately 5.0% in each of Pro TV S.A., Media Pro International S.A. and Media Vision S.R.L., increasing CME’s ownership interests in each company to 100.0%. Consideration for the acquisition consisted of 800,000 shares of Class A common stock (the “Securities”) and a cash payment of approximately $6.2 million to Mr. Sarbu. CME is relying on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, based on the fact that Mr. Sarbu was the only individual offered the Securities.

Item 3.02    Unregistered Sales of Equity Securities

The Company issued the Securities as described in Item 1.01 above, which is incorporated herein by reference.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

Date: May 25, 2010	/s/ David Sturgeon

David Sturgeon Deputy Chief Financial Officer